Exhibit 99.1


[GRAPHIC OMITTED]

             American Telecom Services Hires Director of Subscriber
                                    Services
                 To Facilitate and Accelerate Subscriber Growth

CITY OF  INDUSTRY,  Calif.,  April 19, 2007  /PRNewswire-FirstCall/  -- American
Telecom Services, Inc. (Amex: TES - News), a leader in the "Convergence of Voice", today announced that it has appointed Janice Walker, an 11-year veteran in the telecom industry, specializing in customer acquisition and service, as the Company's first Director of Subscriber Services, effective immediately.

Prior to joining American Telecom Services, Ms. Walker managed sales support for Verizon's largest domestic region. In this role, she developed, monitored and tracked the organization's sales strategy and was responsible for driving performance metrics by monitoring sales results for Verizon's consumer call centers. Additionally, she developed and monitored training programs, and implemented Performance Improvement Plans (PIP) for sales and line retention.

Bruce Hahn, Chief Executive Officer of American Telecom Services commented, "American Telecom Services has completed the first two critical phases of its evolution, successfully bringing several new DECT 6.0 home phones bundled with services to market and selling them through more than 15,000 retail locations nationwide, including some of the largest retail chains in the U.S. We are now enhancing our efforts to expand and manage our subscriber base, which contributes to an increase in our recurring revenue and to the Company's path to profitability. Janice brings a solid base of experience to American Telecom, and was the ideal candidate to lead this effort as our new Director of Subscriber Services. Her initial focus is maximizing our external call center resources and optimizing training programs to improve our service partners' sales and customer service. We are confident that Janice's broad experience will assist us in generating sustainable services revenues.

"Initially we focused on building our Pay N' Talk line of traditional phones bundled with prepaid long distance service," added Mr. Hahn. "In December, the sell though success of our patent-pending Internet Phones, through one of the nation's largest office superstores, has created the foundation for an increased focus on acquiring and retaining profitable additional SunRocket and Lingo VoIP customers."

Ms. Walker concluded, "American Telecom Services' innovation in telecom with new DECT technology (the global standard of excellence) brings state-of-the-art communications services to mainstream Americans through major retailers. The Company has distributed millions of dollars of several phone models into the market in a very short time, which has created tremendous call center volume thereby creating sales and activation opportunities for recurring revenue. I look forward to leading the team and continuing to expand the Company's customer base and services."


About American Telecom Services

American Telecom Services, has "Good Reasons to Pick up the Phone." They are the only provider of DigitalClear Internet phones that have the Adapter & Routers built right into the base of the phones (patent pending). Just "Plug In & Save!" In addition, for consumers who want to save up to $500 on their phone services, but do not presently have high speed service at home, all Internet Phones have a BroadBand Natl Offer bundled right into each package, thereby creating a "One Box Solution" , at retail. All Internet Phones are bundled with SunRocket and Lingo, Inc. (Voice-over-Internet- Protocol or "VoIP")

American Telecom has the only home phones that are bundled with Pay N' Talk prepaid residential long-distance services powered by IDT (patent pending).

"American Telecom" sells its phone/service bundles through major retailers under the "American Telecom," "Pay N' Talk" and "Digital Clear" brand names.

More  information  is available  at the  company's  Web site:  www.atsphone.com.
                                                               ----------------



For American Telecom Services:

    Adam Somer
    Co-President
    678-636-4384
    adam.somer@atsphone.com

    Brett Maas, Principal (Investor Relations)
    Hayden Communications
    646-536-7331
    brett@haydenir.com



                                       ###